Exhibit 10.2

FORM OF

2UNIFI, LLC
CLASS B UNIT AWARD AGREEMENT

This CLASS B UNIT AWARD AGREEMENT (this “Agreement”), by and between 2UniFi, LLC (the “Company”) and the individual named on the signature page hereto (“Participant”) is made as of the date set forth on such signature page hereto (the “Grant Date”) pursuant to the 2UniFi, LLC 2023 Equity Unit Incentive Plan (the “Plan”).

WHEREAS, the Committee (and in the case of an Executive Officer, the NBHC Compensation Committee) has determined that it would be in the best interest of the Company to grant Participant a number of Class B Units on the terms and subject to the conditions set forth in this Agreement, the Plan and the LLC Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.Definitions.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Plan or in the LLC Agreement.
1.1“Company Group” means the Company and its Subsidiaries.
1.2“Good Reason” shall have the meaning given to such term in an Individual Agreement, or if there is no such Individual Agreement or if it does not define Good Reason, then Good Reason shall mean the occurrence of the following, in the absence of Participant’s written consent:  (a) a material diminution in Participant’s annual base salary from that in effect immediately before a Change in Control or Parent Change in Control, as applicable; or (b) the assignment to Participant of any duties materially inconsistent with his or her positions (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities, or any other action by the applicable member of the NBHC Group that results in a material diminution in such positions, authority, duties, or responsibilities, in each case, from those in effect immediately before a Change in Control or Parent Change in Control, as applicable; provided that, in each case, (i) Participant provides written notice to the Company of the existence of one or more of the conditions described in clause (a) or clause (b) within 30 days following his or her knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason; (ii) the applicable member of the NBHC Group fails to cure such event or condition within 30 days following the receipt of such notice; and (iii) Participant incurs a Termination of Employment within 30 days following the expiration of such cure period.
1.3“NBHC Group” means the Company, NBHC, NBH Bank and their respective Subsidiaries.
1.4“Parent Group” means NBHC, NBH Bank and their respective Subsidiaries (but excluding the Company Group).

1.5“Retirement” shall mean Participant’s voluntary Termination of Employment at a time when (a) Participant is at least 65 years of age and (b) Participant has been employed by the NBHC Group for no less than ten (10) continuous years.  For the purpose of determining Participant’s eligibility for Retirement under this Agreement, if Participant was employed by a company or entity that any member of NBHC Group acquired or that merged with any member of NBHC Group, Participant’s employment with the NBHC Group shall be deemed to have begun on the closing date of the transaction in which such member of NBHC Group acquired or merged with such company or entity.
2.Issuance of Award.
2.1Grant.  Participant is hereby granted, effective as of the Grant Date, the number of Class B Units set forth on the signature page hereto (the “Award”).  Each Class B Unit granted hereunder shall have the Benchmark Amount set forth on the signature page hereto.
2.2Admission as a Member.  If Participant is not a Member of the Company as of the Grant Date, concurrent with the execution of this Agreement and as a condition to the grant of the Award, Participant shall be admitted as a Member of the Company by (a) executing and delivering to the Company the Joinder in the form attached hereto as Exhibit A, and (b) if applicable, delivering a Spousal Consent in the form attached hereto as Exhibit B executed by Participant’s spouse.  Thereupon, Participant shall have all the rights of a Class B Member of the Company with respect to the Class B Units, subject to the terms and conditions of the LLC Agreement, the Plan and this Agreement.  The Company and Participant acknowledge and agree that the Class B Units are hereby issued to Participant for the performance of services to or for the benefit of the Company and its Subsidiaries.  The Award is made pursuant to all the provisions of the Plan and the LLC Agreement (other than as otherwise provided by the last sentence of Section 3.2 of the Plan), which are incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith.
3.Vesting.
3.1Vesting Schedule.  The Class B Units granted hereunder shall become vested over a five-year period from the Grant Date, with 50% of the Class B Units vesting on the third (3rd) anniversary of the Grant Date, 25% vesting on the fourth (4th) anniversary of the Grant Date and the remaining 25% vesting on the fifth (5th) anniversary of the Grant Date, subject to Participant’s continued employment or service with the NBHC Group through each applicable vesting date, except as provided herein.
3.2Section 83(b) Election.  Exhibit C hereto sets forth a form of election under Section 83(b) of the Code and the regulations thereunder (the “Section 83(b) Election”).  Participant shall timely (within 30 days of the Grant Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall, within 30 days of the Grant Date, notify the Company that Participant has made such timely filing by providing the Company with a copy of a completed Section 83(b) Election.  The Company makes no representations to Participant in respect of the tax consequences of the Section 83(b) Election (including in respect of the adequacy of the form of Section 83(b) Election), and Participant should consult his or her tax advisor regarding the consequences of the Section 83(b) Election, as well as the receipt, vesting, holding and sale of Class B Units.  Participant hereby acknowledges that (a) neither the Company nor NBHC Group has provided, and is not hereby providing, Participant with legal or tax advice and has urged Participant to consult his or her own tax advisor with respect to the taxation consequences of the Class B Units and (b) neither the Company nor NBHC Group has advised Participant to rely on any determination by it or its representatives as to the fair market value specified in the Section 83(b) Election and will have no liability to Participant if the actual fair market value of the Class B Units on the Grant Date exceeds the amount specified in the Section 83(b) Election.

3.3Granting Conditions.  Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or grant to Participant any Class B Units unless:  (a) Participant is a service provider of the NBHC Group on the Grant Date; (b) the representations of Participant contained in Section 5.2 are true and correct in all material respects as of the Grant Date; (c) Participant is not in material breach of any agreement, obligation or covenant herein required to be performed or observed by Participant on or before the Grant Date; and (d) Participant (and his or her spouse as applicable) has executed and delivered to the Company the Joinder in the form attached hereto as Exhibit A.
4.Additional Vesting, Forfeiture, Clawback.
4.1Upon a Termination Due to Participant’s Death or Disability.  Upon Participant’s Termination of Employment due to death or Disability, any unvested Class B Units shall immediately vest as of such Termination of Employment, subject to the Participant’s (or his or her estate’s, if applicable) execution and effectiveness of a general release of claims in favor of the NBHC Group and its Affiliates in a form satisfactory to the Company and, in the case of a Termination of Employment due to Disability, Participant’s compliance with all terms and provisions of the LLC Agreement, this Agreement and the Restrictive Covenants (including those set forth in Section 6 of this Agreement) that survive Participant’s Termination of Employment (the “Release and Compliance Condition”).
4.2Upon a Termination Due to Participant’s Retirement.  Upon Participant’s Termination of Employment due to Retirement, except as otherwise provided in Sections 4.4 and 4.5 below, any unvested Class B Units shall continue to vest as though the Termination of Employment had not occurred, subject to the Release and Compliance Condition; provided that, in the event a Change in Control or a Parent Change in Control occurs after such Participant’s Termination of Employment due to Retirement, any unvested Class B Units (if any) then held by such Participant shall immediately vest upon the Change in Control or a Parent Change in Control, as applicable.
4.3Upon a Termination Without Cause.  Upon Participant’s Termination of Employment without Cause, except as otherwise provided in Sections 4.4 and 4.5 below, any unvested Class B Units scheduled to vest within the 12-month period following Participant’s Termination of Employment, had Participant’s employment or service continued for such 12 months, shall immediately vest as of such Termination of Employment, subject to the Release and Compliance Condition.  All other unvested Class B Units shall be forfeited immediately upon Participant’s Termination of Employment.

4.4Upon a Change in Control.  Upon a Change in Control, subject to Participant’s continued service with the applicable member of the NBHC Group through the date of such Change in Control,
(a)if Participant (i) is engaged by the Parent Group and does not primarily provide services to the Company Group, in each case as of immediately before such Change in Control, and (ii) will not be engaged directly by the Company or its Affiliates (other than the Parent Group) immediately following such Change in Control, all unvested Class B Units shall immediately vest upon such Change in Control, subject to the Release and Compliance Condition; and
(b)if Participant (i) is either engaged directly by the Company Group or primarily provides services to the Company Group, in each case as of immediately before such Change in Control, and (ii) will be engaged directly by the Company or its Affiliates (other than the Parent Group) immediately following such Change in Control, and if Participant incurs a Termination of Employment without Cause, for Good Reason or due to Retirement, in each case within the 24-month period following such Change in Control, then all unvested Class B Units shall immediately vest upon such Termination of Employment, subject to the Release and Compliance Condition.
4.5Upon a Parent Change in Control.  Upon a Parent Change in Control, if Participant incurs a Termination of Employment without Cause, for Good Reason or due to Retirement, in each case within the 24-month period following such Parent Change in Control, then all unvested Class B Units shall immediately vest upon such Termination of Employment, subject to the Release and Compliance Condition.  For the avoidance of doubt, if following a Parent Change in Control, a Change in Control shall occur, Participant shall also be entitled to the treatment provided in Section 4.4 in addition to the treatment in this Section 4.5.
4.6Certain Forfeitures of Class B Units.  Notwithstanding any other provision of the Plan or this Agreement:
(a)Except as expressly provided in Sections 4.1 through 4.5, any unvested Class B Units that do not become vested on or before Participant’s Termination of Employment shall be immediately forfeited as of the date of such Termination of Employment for no consideration; and
(b)All vested and unvested Class B Units shall be immediately forfeited for no consideration (and Participant shall be required to immediately return any distributions in respect of such forfeited Class B Units) upon a Termination of Employment for Cause or Participant’s breach of any Restrictive Covenants (including those set forth in Section 6).
4.7Clawback.  Participant shall repay on an after-tax basis the Company and/or NBH Members (or any of their respective Affiliates designated thereby), as applicable, any amounts paid in respect of the Class B Units in excess of amounts due under this Agreement, including, but not limited to, all amounts paid in respect of the Class B Units if it is subsequently determined that there were grounds to terminate Participant’s employment or service for Cause or that Participant breached his or her Restrictive Covenants (including those set forth in Section 6) (the “Clawback”), in addition to any other available equitable and legal remedies or rights to recoupment or forfeiture under any clawback or recoupment provisions or policies as contemplated by Section 11.7 of the Plan.  The Clawback shall be exercised by the Company and/or NBH Members (or any of their respective Affiliates designated thereby), as applicable, through the delivery of a written notice to Participant identifying the conduct giving rise to the Clawback and the cash amount to be returned to the Company and/or NBH Members (or any of their respective Affiliates designated thereby), as applicable, by Participant within 30 days following the date such notice is delivered to Participant.

5.Investment Representations and Covenants of Participant.
5.1Class B Units Unregistered.  Participant acknowledges and represents that Participant has been advised by the Company that:
(a)The Class B Units must be held indefinitely and Participant must continue to bear the economic risk of the investment in the Class B Units unless the offer and sale of such Class B Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the LLC Agreement);
(b)There is no established market for the Class B Units, and it is not anticipated that there will be any public market for the Class B Units in the foreseeable future;
(c)A restrictive legend in the form set forth below and the legends set forth in the LLC Agreement shall be placed on the certificates, if any, representing the Class B Units:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN THE Limited Liability company Agreement of 2unifI, llc, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE; and

(d)A notation shall be made in the appropriate records of the Company indicating that the Class B Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Class B Units.
5.2Additional Investment Representations.  Participant represents and warrants that:
(a)Participant’s financial situation is such that Participant can afford to bear the economic risk of holding the Class B Units for an indefinite period of time, Participant has adequate means for providing for Participant’s current needs and personal contingencies, and Participant can afford to suffer a complete loss of Participant’s investment in the Class B Units;

(b)Participant’s knowledge and experience in financial and business matters are such that Participant is capable of evaluating the merits and risks of the investment in the Class B Units;
(c)Participant is a natural person who is an “accredited investor,” as defined in Exhibit D attached hereto;
(d)Participant understands that the Class B Units are a speculative investment that involves a high degree of risk of loss of Participant’s investment therein, there are substantial restrictions on the transferability of the Class B Units and, on the Grant Date and for an indefinite period thereafter, there will be no public market for the Class B Units and, accordingly, it may not be possible for Participant to liquidate Participant’s investment in case of emergency, if at all;
(e)The terms of this Agreement and the LLC Agreement provide that, if under certain circumstances Participant incurs a Termination of Employment, the Company or an NBH Member has the right to repurchase the Class B Units at a price that may, under certain circumstances, be less than the Fair Market Value thereof or Participant may forfeit the Class B Units for no consideration;
(f)Participant understands and has taken cognizance of all the risk factors related to the acquisition of the Class B Units and, other than as set forth in this Agreement, no representations or warranties have been made to Participant or Participant’s representatives concerning the Class B Units or the Company or their prospects or other matters;
(g)Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Affiliates, the LLC Agreement, the Company’s organizational documents and the terms and conditions of the acquisition of the Class B Units and to obtain any additional information that Participant deems necessary; and
(h)All information that Participant has provided to the Company and the Company’s representatives concerning Participant and Participant’s financial position is complete and correct as of the date of this Agreement.
6.Restrictive Covenants.
6.1Nondisclosure of Confidential Information.
(a)Participant agrees that, during his or her employment with the NBHC Group and at all times thereafter, he or she shall hold for the benefit of the NBHC Group all Trade Secret Information.  “Trade Secret Information” means the whole or any portion of confidential business or financial information, including any listing of client names, addresses, or telephone numbers, or any other confidential data or processes relating to the NBHC Group and its respective businesses which is secret and of value, and which shall have been obtained by Participant during Participant’s employment by the NBHC Group, and which shall not be or become public knowledge (other than by acts by Participant or representatives of Participant in violation of this Section 6).  Except in the good-faith performance of his or her duties for the NBHC Group, Participant shall not, without the prior written consent of the NBHC Group or as may otherwise be required or permitted by law or legal process, communicate or divulge any Trade Secret Information, knowledge, or data to anyone other than the NBHC Group and those designated by it.
(b)Notwithstanding Section 6.1(a) above, nothing in this Agreement, in any other agreement, or in the NBHC Group’s policies should be interpreted as prohibiting Participant from:  (i) reporting possible violations of federal law or regulations, including any securities laws violations, to any governmental agency or entity, including but not limited to the Department of Justice, the U.S. Securities & Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (iii) otherwise fully participating in any federal whistleblower programs.  Please refer to the NBHC Associate Handbook, a copy of which is available upon request, regarding Participant’s rights related to the disclosure of the NBHC Group’s trade secrets.
6.2Intellectual Property.
(a)All patents, trademarks, service marks, copyrights, trade secrets and other intellectual property rights (“Intellectual Property”) relating in any way to the business of the NBHC Group or its affiliates that Participant (either alone or in conjunction with others) conceived, made, obtained or developed during the term of Participant’s employment with or service to the NBHC Group or conceives, makes or obtains during Participant’s employment with or service to (whether during or outside of working hours) the  NBHC Group (collectively, “NBHC Group IP”) is the sole and exclusive property of the NBHC Group and shall be considered a “work made for hire.”  The NBHC Group IP belongs to the NBHC Group whether or not such intellectual property is granted patent, trademark, copyright and/or other intellectual property rights, or whether or not applications are or can be filed on any such NBHC Group IP.  Notwithstanding the foregoing, to the extent that the NBHC Group IP does not constitute a work made for hire under applicable law, Participant hereby assigns and transfers to the NBHC Group all right, title and interest in and to the NBHC Group IP, including, without limitation, any and all copyright, trademark, service mark, patent or other intellectual property rights and goodwill inherent therein or related thereto.
(b)Participant will make full and prompt disclosure to the NBHC Group of all Intellectual Property and NBHC Group IP, and at the applicable member of the NBHC Group’s request and expense (but without additional compensation to Participant), Participant will at any time and from time to time during and after Participant’s employment with or service to the NBHC Group execute and deliver to the NBHC Group such applications, assignments and other papers and take such other actions (including, but not limited to, testifying in any legal proceedings) as the NBHC Group, in its sole discretion, considers reasonably necessary to vest, perfect, defend or maintain the NBHC Group’s rights in and to the NBHC Group IP.  Participant has had the opportunity to attach to this Agreement, if applicable, a complete list of Intellectual Property, if any, conceived, made, obtained or developed by Participant (either alone or in conjunction with others) on or before the date hereof, and to the extent that such Intellectual Property does not also constitute NBHC Group IP, and such Intellectual Property, if attached, is excluded from the undertakings in this Agreement.

6.3Restricted Activities.  Participant agrees that the following restrictions on Participant’s activities during and after Participant’s employment or service are necessary to protect the goodwill, confidential information and other legitimate interests of the NBHC Group and that such covenants were a condition to the Company’s agreement to grant the Award:
(a)Without the consent in writing of the Board, Participant agrees that during Participant’s employment with or service to the NBHC Group and for the 18-month period following a Termination of Employment for any reason (together, the “Restricted Period”), Participant shall not, acting alone or in conjunction with others, directly or indirectly:
i.	except as required for the performance of duties assigned to Participant by the NBHC Group, use any Trade Secret Information to, directly or indirectly, (A) solicit any client or customer of the NBHC Group to transact business with a Competitive Enterprise, or (B) induce or attempt to induce any client, customer, or investor (in each case, whether former, current, or prospective), vendor, supplier, licensee, or other business relation of the NBHC Group to reduce or cease doing business with the NBHC Group, or in any way interfere with the relationship between any such client, customer, investor, vendor, supplier, licensee, or business relation, on the one hand, and the NBHC Group, on the other hand. For purposes of this Section 6.3(a)(i), “Competitive Enterprise” means any business enterprise that engages in any activity closely associated with commercial banking or any other financial services business, including the operations of an institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, that is competitive with any portion of the business conducted by the NBHC Group;
ii.	(A) solicit any individual who is, on the date on which Participant incurs a Termination of Employment (the “Date of Termination”) (or was, during the six-month period prior to the Date of Termination), employed by the NBHC Group to terminate or refrain from renewing or extending such employment or to become employed by or become a consultant to any other individual or entity other than the NBHC Group, or (B) initiate discussions with any such individual for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
(b)Participant agrees that, during the Restricted Period, Participant shall not, directly or indirectly, render services to, become affiliated with or employed by, own, or have a financial or other interest in (either as an individual, partner, joint venturer, owner, manager, stockholder, employee, partner, officer, director, independent contractor, or other such role) any business which is engaged in a same, similar or competitive pet insurance business as the NBHC Group or in any other activity in which the NBHC Group is then-engaged or planning to become engaged, except nothing herein shall prohibit Participant from owning less than 5% of the outstanding shares in a publicly traded corporation.
(c)Participant shall not, at any time during or following Participant’s employment or service, intentionally make statements or representations, or otherwise communicate, directly or, if undertaken at the direction of Participant, indirectly, in writing, orally or otherwise, or take any action that, directly or indirectly, disparages any member of the NBHC Group, or their respective officers, equityholders, general partners, limited partners, members, managers, directors, employees or advisors, or the businesses or reputations of any of the foregoing.
6.4Return of the NBHC Group’s Documents and Other Information.  Upon the cessation of Participant’s employment with or service to the NBHC Group or at any other time upon request of the NBHC Group, Participant shall deliver to the applicable member of the NBHC Group any and all NBHC Group property (including, but not limited to, keys and credit cards), documents (including, but not limited to, the NBHC Group information and documents stored on Participant’s computer, including any documents, files, reports or other information received or made by Participant in connection with Participant’s employment with or service to the NBHC Group, regardless of whether or not such information is NBHC Group confidential information) and equipment (including, but not limited to, cell phones and computer equipment).
6.5Notification Requirement.  In the event of a cessation of Participant’s employment with or service to the NBHC Group, and during the Restricted Period (as defined in Section 6.3(a)), Participant agrees to disclose to the NBHC Group the name and address of any new employer, or entity or person for which he or she will be performing services, within 20 days of Participant’s accepting such position.  In the event that Participant fails to notify the Company of such new employment or relationship as required above, the restrictions in Section 6.3 shall be extended by a period equal to the period of nondisclosure.
6.6Cooperation With Regard to Litigation.  Participant agrees to reasonably cooperate with the NBHC Group, during Participant’s employment or service and following Participant’s termination of employment or service for any reason, by making Participant reasonably available to testify on behalf of the NBHC Group, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to reasonably assist the NBHC Group or its Affiliates in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to any member of the NBHC Group or its Affiliates as may be reasonably requested and after taking into account Participant’s post-termination responsibilities and obligations, in each case, with regard to matters in which the Participant has knowledge as a result of Participant’s employment or service.
6.7Participant’s Ability to Earn Livelihood.  Participant acknowledges that, in the event of a cessation of Participant’s employment with or service to the NBHC Group, for any reason and at any time, Participant will be able to earn a livelihood without violating the provisions of Section 6.3 of this Agreement.  Participant’s ability to earn a livelihood without violating Section 6.3 of this Agreement is a material condition of Participant’s employment with or service to the NBHC Group.  Participant and the Company acknowledge that Participant’s rights have been limited by this Agreement only to the extent reasonably necessary to protect the legitimate interests of the NBHC Group.
6.8Interpretation of Covenants.  If one or more of the provisions of this Agreement (including each of the subsections in Section 6.3) is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement (including each subsection of Section 6.3) shall not be affected thereby.  Participant and the

Company further agree that, if any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law.  In order that the NBHC Group shall have all the agreed-upon temporal protection recited herein, Participant agrees that the Restricted Period shall be tolled, and shall not run, during any period of time in which Participant is in violation in any material respect of his or her obligations under Section 6.3.  No claimed breach of contract or violation of law by the Company, or change in the nature or scope of Participant’s employment or service relationship with the NBHC Group, shall operate to extinguish Participant’s obligation to comply with this Section 6.

6.9Enforcement of Covenants.
(a)Participant agrees that if Participant violates the covenants and agreements set forth in Sections 6.1 through 6.5, the Company would suffer irreparable harm, and that such harm to the Company may be impossible to measure in monetary damages.  Accordingly, in addition to any other remedies which the Company may have at law or in equity, the Company shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Participant, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Agreement.  In such event, the Company shall be entitled to an accounting and repayment of all profits, compensation, remunerations or benefits which Participant, directly or indirectly, has realized or may realize as a result of, growing out of, or in conjunction with any violation of any partial or justified liquidated damages (as well as, in connection with a proceeding in which the Company materially prevails, compensation for all reasonable enforcement costs, not to exceed $500,000, it being understood that the provisions of this parenthetical shall apply to the corresponding provision of the LLC Agreement providing compensation for enforcement costs (including the requirement that the Company materially prevail and the $500,000 limit, which shall apply in the aggregate)); such remedies shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity under this Agreement.
(b)Participant understands and agrees that the covenants, undertakings and agreements in Sections 6.1, 6.2, 6.3 and 6.4 herein will survive the termination of this Agreement or the cessation of Participant’s employment with or service to the NBHC Group for any reason.  The existence of any claim or cause of action that Participant may have against the Company or any other person, including but not limited to any claim under this Agreement, will not constitute a defense or bar to the enforcement of any of the covenants and undertakings contained in Sections 6.1, 6.2, 6.3 and 6.4 (or any of them) herein.
(c)Participant recognizes and acknowledges that the restrictions set forth in Sections 6.1, 6.2, 6.3 and 6.4 above:  (i) are necessary to preserve the Company’s legitimate business interests and information and goodwill; (ii) are appropriately limited in time and scope; and (iii) will not prevent Participant from earning a livelihood.
(d)Participant expressly acknowledges that the restrictions and covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4 are a material part of the consideration bargained for by the

Company, and without Participant’s agreement to be bound by such provisions, the Company would not have agreed to enter into this Agreement.
(e)If any court of competent jurisdiction construes any of the restrictions or covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4 above, or any part thereof, to be invalid or unenforceable because of the duration, scope or geographic area covered thereby, such court will have the power to reduce the duration, scope or geographic area of such provision and, in its reduced form, such provision will then be valid and enforceable and will be enforced.
7.Miscellaneous.
7.1Notices.  Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by fax (provided that receipt is confirmed by telephone), on the date sent, or (c) if delivered by an express courier, on the second Business Day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

2UniFi, LLC
7800 East Orchard Road
Suite 300

Greenwood Village, CO 80111
Attention: Angela Petrucci
Email:angela.petrucci@nbhbank.com

If to Participant:

To the most recent address of Participant set forth in the personnel records of the Company.

7.2Amendments and Waivers.
(a)Any provision of this Agreement may be amended or waived if, but, except as otherwise provided in the Plan, only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that, the foregoing notwithstanding, this Agreement may be amended by the Company unilaterally; provided, further, that no such unilateral amendment may adversely affect Participant, except to the extent provided for or contemplated in the terms of this Agreement or the Plan (including, for the avoidance of doubt, pursuant to Article VII or VIII of the Plan).
(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
7.4Governing Law.  This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.
7.5Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.
7.6Counterparts; Third-Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.  This Agreement shall become effective as to the Participant when the Participant shall have received a counterpart hereof signed by the Company.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.
7.7Entire Agreement.  This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
7.8Section Headings; Construction.  The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms, and the word “or” is not exclusive.
7.9Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.  Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.

7.10Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
7.11Participant’s Employment with or Service to the Company.  Nothing contained in this Agreement shall be deemed to obligate the Company or any of its Affiliates to employ or contract with Participant in any capacity whatsoever or to prohibit or restrict the Company or any of its Affiliates from terminating the employment or service of Participant at any time or for any reason whatsoever, with or without Cause.
7.12Tax Withholding.  To the extent that Participant is subject to ordinary income and withholding taxes upon the vesting of the Units, Participant shall be obligated, no later than the date as of which the value of the Units first becomes includible in the gross income of Participant for federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Class B Units (“Taxes”).  To satisfy this obligation, the Company shall be entitled to withhold (based on the Fair Market Value) the minimum whole number of Units at least equal to the stated required Taxes as of the date that the Class B Units first become includible in the gross income of Participant.  Participant will be notified of the Taxes required, and if Participant does not deliver to the Company a cash payment equal to the stated required Taxes within the time prescribed by the Company, the Company shall retain the Class B Units held back equal to the stated required Taxes with no further obligation to deliver such Units to Participant, and the Company shall pay the Fair Market Value of the held back Class B Units to the appropriate taxing authority in cash.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated as having been paid by Participant.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date written below.

2unifi, LLC

Name: [__________] Title: [__________]
Dated: _____________________________

[Signature page to Class B Unit Award Agreement]

PARTICIPANT SIGNATURE PAGE

Name:

Address:

GRANT DATE:[Grant Date]

NUMBER OF CLASS B UNITS GRANTED:[_____]

BENCHMARK AMOUNT:$[_______]

Signature:	______________________

Date:	__________________________

[Signature page to Class B Unit Award Agreement]

EXHIBIT A

LIMITED LIABILITY COMPANY AGREEMENT

Joinder

The undersigned hereby agrees to become a party to the Limited Liability Company Agreement of 2UniFi, LLC, a Delaware limited liability company (the “Company”), dated as of December 11, 2023 (as amended from time to time, the “LLC Agreement”), and shall accept and be subject to, and comply with the terms, conditions and provisions of the LLC Agreement as an Employee Member thereunder, and shall be entitled to the rights and benefits and subject to the duties and obligations of an Employee Member thereunder.

Date: _________________	[Name]

Acknowledged and Accepted:

2UniFi, LLC

By: National Bank Holdings Corporation, its managing member

By:
Name:
Title:

EXHIBIT B

LIMITED LIABILITY COMPANY AGREEMENT

Spousal Consent

The spouse of the Employee Member executing the Limited Liability Company Agreement of 2UniFi, LLC, a Delaware limited liability company (the “Company”), dated as of December 11, 2023 (as amended from time to time, the “LLC Agreement”), is fully aware of, understands and fully consents and agrees to the provisions of the LLC Agreement and its binding effect upon any community property interests or similar marital property interests in the Units or other securities of the Company they may now or hereafter own, and agrees that the termination of his or her marital relationship with any Employee Member for any reason shall not have the effect of removing any Units or other securities of the Company otherwise subject to the LLC Agreement from the coverage of the LLC Agreement and that their awareness, understanding, consent and agreement are evidenced by his or her signature below.

Date: _________________	[Spouse of Participant]

EXHIBIT C

ELECTION PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE TO INCLUDE IN GROSS
INCOME THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF PROPERTY TRANSFERRED IN CONNECTION WITH SERVICES, OVER THE AMOUNT, IF ANY, PAID FOR SUCH PROPERTY

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the [______] taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.Taxpayer Information.  The undersigned’s name, address and taxpayer identification (social security) number are:

Name:

Address:

Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:

2.Property for Which Election Is Made.  The property with respect to which the election is made is [______] Class B Units of 2UniFi, LLC (the “Company”).

3.Date of Transfer.  The date on which the above property was transferred to the undersigned was [_____], and the taxable year to which this election relates is [_____].

4.Restrictions to Which Property Is Subject.  The above property is subject to the following restrictions:  (a) forfeiture or a right of repurchase by the Company if the undersigned ceases to provide services to the Company or one of its Affiliates or otherwise breaches his or her obligations to the Company or, for a portion of the property, if certain performance conditions are not satisfied, and (b) certain other restrictions pursuant to the agreement evidencing the award and the Limited Liability Company Agreement of the Company, dated as of December 11, 2023, including all exhibits and schedules thereto, as may be amended from time to time.

5.Fair Market Value.  The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.

6.Amount Paid for Property.  The amount paid for the above property by the undersigned was $0.

7.Gross Income.  The amount to include in gross income is $0.

The undersigned shall file this election with the Internal Revenue Service office with which the undersigned files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also shall be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Date: _________________	[Name]
Date: _________________	[Spouse of Participant]

EXHIBIT D

Accredited Investor Status

As used in the Agreement, the term “accredited investor” with respect to a natural person means:

(i)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(ii)	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000 at the time of purchase of the Interests;
(iii)	A natural person who is a director, executive officer, or general partner of the Company, or a director, executive officer, or general partner of the Managing Member;
(iv)

A natural person who holds in good standing a professional certification, designation or credential from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status; or

(v)

A natural person who is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) of the Investment Company Act) of the Company where the Company would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.  As used in this subsection (v), a “knowledgeable employee” means a natural person who is:  (A) an executive officer, director, trustee, general partner, advisory board member, or person serving in a similar capacity, of the Company; or (B) an employee of the Company (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Partnership or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of the Company, provided that such employee has been performing such functions and duties for or on behalf of the Company, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

Definition of “Spousal Equivalent”

The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Definition of “Net Worth” and “Income”

The term “net worth” means the excess of total assets at fair market value over total liabilities, provided that (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

In determining individual “income,” (a) any amounts attributable to tax-exempt income received, losses claimed as a member in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan to the extent vested, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income should be added to the person’s individual adjusted gross income (exclusive of any spousal income), and (b) any unrealized capital gain should be subtracted from the person’s individual adjusted gross income.